SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2014

ATRICURE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-51470	34-1940305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6217 Centre Park Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 755-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The stockholders of AtriCure, Inc. (the “Company”) voted on four items at the Annual Meeting of Stockholders held on May 14, 2014:

1.	The election of nine directors to serve one-year terms expiring at the 2015 Annual Meeting and until their successors have been duly elected and qualified;

2.	A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014;

3.	An advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement; and

4.	A proposal to approve the AtriCure, Inc. 2014 Stock Incentive Plan.

The nominees for director were elected based upon the following votes:

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Michael H. Carrel	18,038,449	791,110	3,920,552
Mark A. Collar	18,037,900	791,659	3,920,552
Scott W. Drake	18,066,183	763,376	3,920,552
Michael D. Hooven	18,038,299	791,260	3,920,552
Richard M. Johnston	17,313,744	1,515,815	3,920,552
Elizabeth D. Krell, Ph.D.	18,037,550	792,009	3,920,552
Mark R. Lanning, C.P.A.	18,037,900	791,659	3,920,552
Karen P. Robards	17,913,350	916,209	3,920,552
Robert S. White	18,145,925	683,634	3,920,552

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 received the following votes:

For:	22,425,798
Against:	321,023
Abstain:	3,290
Broker Non-Votes:	0

The advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement received the following votes:

For:	17,179,749
Against:	1,605,669
Abstain:	44,141
Broker Non-Votes:	3,920,552

The proposal to approve the AtriCure, Inc. 2014 Stock Incentive Plan received the following votes:

For:	10,652,711
Against:	8,129,007
Abstain:	47,841
Broker Non-Votes:	3,920,552

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATRICURE, INC.

Date: May 15, 2014	By:	/s/ M. Andrew Wade
M. Andrew Wade
Vice President and Chief Financial Officer